Exhibit 10.7

INVESTOR RIGHTS AGREEMENT dated as of the Original Issue Date (this “Agreement”) among TAMINCO ACQUISITION CORPORATION, a Delaware corporation (the “Company”), the SPONSOR (as defined below) and the HOLDERS that are parties hereto.

WHEREAS, Sponsor and each Holder deem it to be in the best interest of the Company, Sponsor and the Holders that provision be made for the continuity and stability of the business and policies of the Company, and, to that end, the Company, Sponsor and the Holders hereby set forth herein their agreement with respect to the Common Stock, Restricted Stock and Options owned by them.

NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth, the parties hereto hereby agree as follows:

Section 1. Definitions.

As used in this Agreement:

“Affiliate” of the Company or Sponsor means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or Sponsor, as applicable. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. The term “Affiliate” shall not include at any time any portfolio companies of Apollo Management VII, L.P. or its Affiliates.

“Affiliate” of a Holder means: (i) any member of the immediate family of an individual Holder, including parents, siblings, spouse and children (including those by adoption); the parents, siblings, spouse, or children (including those by adoption) of such immediate family member, and in any such case any trust whose primary beneficiary is such individual Holder or one or more members of such immediate family and/or such Holder’s lineal descendants; (ii) the legal representative or guardian of such individual Holder or of any such immediate family members in the event such individual Holder or any such immediate family members becomes mentally incompetent; and (iii) any Person controlling, controlled by or under common control with a Holder. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. The term “Affiliate” shall not include at any time any portfolio companies of Apollo Management VII, L.P. or its Affiliates.

“Award” means an award of Options or Restricted Stock granted pursuant to the Company’s 2012 Equity Incentive Plan, as it is amended, supplemented or restated from time to time, or any other equity plan approved by the Company.

“Award Shares” has the meaning ascribed to such term in Section 9.1(b).

“Bad Leaver” means a Holder who experiences a Termination of Relationship as a result of (a) the Holder’s termination of employment or other service relationship by the Company for Cause, or (b) except as may otherwise be determined by the Board, the Holder’s voluntary resignation prior to the third anniversary of the Original Issue Date for any reason pursuant to which the Holder would not be deemed a Good Leaver or a Medium Leaver.

“Board” means the Board of Directors of the Company and any duly authorized committee thereof.

“Cause” means, with respect to a Holder’s Termination of Relationship by the Company or any of its Affiliates, (a) if such Holder is at the time of the Termination of Relationship a party to an employment, consultancy, directorship or similar services agreement with the Company or any of its Affiliates that defines such term or which otherwise specifies situations allowing for immediate termination of such employment or services agreement by the Company without notice or indemnification to the Holder, the meaning of such term as defined therein or such situations as described therein; and (b) in all other cases, the Termination of Relationship of any Holder by the Company or any of its Affiliates based on such Holder’s (i) commission at any time of any act or omission that results in, or that may reasonably be expected to result in, a conviction, plea of no contest to or imposition of unadjudicated probation for any felony or crime involving financial misconduct or moral turpitude, (ii) dishonesty or willful commission or omission of any action that has resulted, or reasonably could be expected to result, in any adverse publicity regarding the Holder or the Company or any of its Affiliates or has caused, or reasonably could be expected to cause, demonstrable and serious economic injury to the Company or any of its Affiliates, (iii) material breach of any agreement entered into between the Holder and the Company or any of its Affiliates after notice and a reasonable opportunity to cure (if such breach can be cured), (iv) failure to attempt in good faith to obey any communicated lawful directive of the Board delivered to the Holder, (v) willful misconduct or gross negligence, or breach of a fiduciary duty, (vi) failure to perform the material duties required by the Holder’s employment or other service relationship, or (vii) material breach or violation of any of the Holder’s employer’s policies in effect from time to time that by their terms may result in a Termination of Relationship. For purposes hereof, no act or omission shall be considered willful unless committed in bad faith or without a reasonable belief that the act or omission was in the best interests of the Company or any of its Affiliates.

“Come Along Option” has the meaning ascribed to such term in Section 4.2(b).

“Common Stock” means: (a) all shares of the voting or non-voting common stock of the Company owned by each of the Holders on the date hereof; (b) all shares of the voting or non-voting common stock hereafter issued by the Company to or acquired by any Holder, whether in connection with a purchase, issuance, grant, stock split, stock dividend, reorganization, warrant, option, convertible security, right to acquire, deferred compensation plan or otherwise; and (c) all securities of the Company or any other Person which any Holder acquires in respect of his, her or its shares of Common Stock in connection with any exchange, merger, recapitalization, consolidation, reorganization or other transaction to which the Company is a party. All references herein to Common Stock owned by a Holder include the community interest or similar marital property interest, if any, of the spouse of such Holder in such Common Stock. The term “common stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company (whether or not shares of such class have voting rights).

“Competitive Opportunity” has the meaning ascribed to such term in Section 12.

“Control Disposition” means a direct or indirect Disposition which would have the effect of transferring to a Person or Group that is not an Affiliate of Sponsor a number of shares of Common Stock or other securities such that, following the consummation of such Disposition, such Person or Group possesses 50% or more of the outstanding voting stock or other voting equity securities of the Company or the voting power to elect a majority of the Board (whether by merger, consolidation or sale or transfer or otherwise).

“Determination Date” means the applicable date as of which the Fair Market Value is determined.

“Deemed Held Shares” has the meaning ascribed to such term in Section 4.2(a).

“Disposition” means any transaction or series of related transactions resulting in direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition, of Common Stock (or any interest therein or right thereto) or of all or part of the voting power (other than the granting of a revocable proxy) associated with the Common Stock (or any interest therein) whatsoever, or any other transfer of beneficial ownership of Common Stock whether voluntary or involuntary, including, without limitation (a) as a part of any liquidation of a Holder’s assets or (b) as a part of any reorganization of a Holder pursuant to the United States or other bankruptcy law or other similar debtor relief laws.

“Divorced Holder” has the meaning ascribed to such term in Section 2.1.

“Divorced Spouse” has the meaning ascribed to such term in Section 2.1.

“Eligible Offerees” means the Company and Sponsor.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value of the Shares of Common Stock” means as of the relevant Determination Date for a share of Common Stock (a) if the Common Stock is listed on a U.S. nationally-recognized exchange or an internationally-recognized securities exchange (or on Nasdaq or a similar quotation system), the closing price (or, if the shares are trading on Nasdaq or a similar quotation system, the mean between the representative closing bid and ask prices) of a share of Common Stock on the principal exchange or quotation system on which the shares are then trading on the most recent trading day preceding such Determination Date; or (b) if the Common Stock is not publicly traded on a U.S. nationally-recognized exchange or an internationally-recognized securities exchange (or on Nasdaq or a similar quotation system) (i) the value of a share of Common Stock as reflected in the then most recent valuation of the Common Stock (a “Valuation”) reviewed for reasonableness by an independent valuation consultant or appraiser of nationally recognized standing (in a manner materially consistent with the reports prepared for purposes of the Sponsors’ periodic reports to their limited partners or other investors and, to the extent applicable, determined consistent with applicable accounting standards for the two (2) previous calendar quarters or such shorter number of calendar quarters following the Closing Date and prior to the Determination Date), with such adjustment to the Valuation as the Board, in its reasonable good faith discretion, deems appropriate, subject to the written consent of the Holders having the Required Voting Percentage, or (ii) if (x) the consent of the Holders having the Required Voting Percentage has not been obtained with respect to Board adjustments to the valuation pursuant to (i) above, (y) no Valuation is available or (z) the most recent Valuation is older than twelve (12) months on the Determination Date, (A) the value of a share of Common Stock as determined by the Board in good faith and approved by Holders having the Required Voting Percentage, or (B) if no such value is determined by the Board or approved by Holders having the Required Voting Percentage the fair market value of a share of Common Stock as reflected in a valuation report to be drawn up by an Independent Expert within sixty (60) business days following his appointment. For purposes of this definition, an “Independent Expert” shall be an independent valuation consultant or appraiser of nationally recognized standing and shall be appointed by the Company in consultation with and with the prior written consent of the Holders having the Required Voting Percentage. If consent of the Holders with the Required Voting Percentage has not been obtained within thirty (30) business days following the date on which any party hereto has requested the appointment of an Independent Expert, each party shall nominate an independent valuation consultant or appraiser of nationally recognized standing, and such independent consultants or appraisers shall within fifteen (15) business days jointly appoint a third independent consultant or appraiser who shall be the Independent Expert.

“First Offer Notice” has the meaning ascribed to such term in Section 10.2(b).

“Good Leaver” means a Holder who experiences a Termination of Relationship as a result of (a) termination of employment or other service relationship by the Company without Cause, (b) termination of employment or other service relationship by the Holder for Good Reason, (c) the Holder’s death, serious illness or permanent disability, or (d) the Holder’s standard (early) retirement (consistent with the Company’s procedures and policies) on or following the third anniversary of the Original Issue Date.

A Holder shall have “Good Reason” to resign his employment or terminate his services within one hundred and eighty (180) days following the occurrence of any of the following, unless the Holder has given his specific prior written consent that he shall not invoke the relevant event as a Good Reason: (a) the relocation Holder’s current principal employment or service location more than one hundred (100) kilometers from Holder’s current principal employment or service location; (b) the sale of the Holder’s business unit; or (c) a material breach by the Company or one of its Affiliates of any employment or service agreement entered into between the Holder and the Company or any of its Affiliates which has not been cured (if such breach can be cured) after notice and a reasonable opportunity and period to cure.

“Group” has the meaning ascribed thereto in Section 13(d)(3) of the Exchange Act.

“Holder Offeree Shares” has the meaning ascribed to such term in Section 10.2(c).

“Holders” means the holders of securities of the Company (and the Persons who have a right to receive securities of the Company pursuant to Awards), other than the Company and Sponsor, who are parties to this Agreement, as it may be amended from time to time.

“Initial Notice” has the meaning ascribed to such term in Section 11.1.

“Initial Purchased Shares” means, with respect to each Holder, all shares of Common Stock purchased by such Holder from AP Taminco Global Chemical Holdings, L.P. (or any of its Affiliates) pursuant to a “Management Investor Purchase Agreement” entered into on or about the date of this Agreement and any securities of the Company which may be issued or distributed with respect to, or in exchange or substitution for, or conversion of, such Initial Purchased Shares. For the avoidance of doubt, the Initial Purchased Shares shall include any Common Stock thereafter transferred by a Holder in accordance with Sections 5.1(b) through 5.1(g).

“IRA” has the meaning ascribed to such term in Section 6.2(c).

“Material Agreement” has the meaning ascribed to such term in Section 4.1.

“Medium Leaver” means a Holder who experiences a Termination of Relationship as a result of (a) the Holder’s voluntary resignation on or following the third anniversary of the Original Issue Date for any reason pursuant to which the Holder would not be deemed a Good Leaver, or (b) the Holder’s standard (early) retirement (consistent with the Company’s procedures and policies) prior to the third anniversary of the Original Issue Date.

“Non-Initial Purchased Shares” means all shares of Common Stock that may be purchased by, transferred to, or are otherwise held by, any Holder (whether pursuant to an Award, upon the exercise of an Option or otherwise) other than Initial Purchased Shares.

“Notice” has the meaning ascribed to such term in Section 4.1.

“Offer” has the meaning ascribed to such term in Section 2.1, 2.2, 2.3, 2.4, 2.5 or 2.6, as applicable.

“Offered Shares” has the meaning ascribed to such term in Section 10.2.

“Offeror” has the meaning ascribed to such term in Section 2.5.

“Option” means the options issued to Holders pursuant to the Company’s 2012 Equity Incentive Plan, as it is amended, supplemented or restated from time to time, or any other equity plan approved by the Company.

“Original Cost” means:

(a) With respect to a share of Common Stock purchased by a Holder for cash (other than an Award Share), the purchase price paid for such share, subject to appropriate adjustment by the Board for stock splits, stock dividends, combinations and similar transactions; and

(b) With respect to an Award Share, (i) in the case of an Award Share issued upon the exercise of an Option, the exercise price paid by the Holder for such Award Share, (ii) in the case of Restricted Stock, the purchase price, if any, paid by the Holder for such Restricted Stock, and (iii) in the case of an Award Share for which no exercise price or purchase price is paid by the Holder, the par value of such Award Share.

“Original Issue Date” means the date of the consummation of the transactions contemplated by that certain Agreement for the Sale of the Share Capital of Taminco Group Holdings S.à.r.l. between Taminco Group Holdings S.à.r.l. and Taminco Global Chemical Corporation dated December 15, 2011.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department agency or political subdivision thereof.

“Piggy-Back Notice” has the meaning ascribed to such term in Section 11.1.

“Piggy-Back Registration Right” has the meaning ascribed to such term in Section 11.1.

“Proportionate Percentage” means, with respect to any Holder, a fraction (expressed as a percentage) the numerator of which is the total number of shares of Common Stock held by such Holder (including any shares of Common Stock that such Holder purchases pursuant to any Award exercised in connection with the applicable Section 4.2 Transaction) and the denominator of which is the total number of shares of Common Stock outstanding at the time of determination (including any shares of Common Stock that such Holder purchases pursuant to any Award exercised in connection with the applicable Section 4.2 Transaction).

“Public Sale” means any sale, occurring simultaneously with or after an initial public offering, of Common Stock to the public pursuant to an offering registered under the Securities Act or to the public in the manner described by the provisions of Rule 144(f).

“Purchase Price” means, subject to adjustment pursuant to Section 3.5 and the provisions of this paragraph, for purposes of the purchase of Securities Subject to the Offer under Sections 2.1, 2.2, 2.3, 2.4 or 2.5, and shares of Common Stock purchased by a Divorced Holder or a Surviving Holder under Sections 2.1 or 2.2, the Fair Market Value of the shares of Common Stock as of the date of such purchase.

“Qualified Public Offering” means an underwritten public offering of Common Stock by the Company pursuant to an effective registration statement filed by the Company with the Securities and Exchange Commission (other than on Forms S-4 or S-8 or successors to such forms) under the Securities Act, pursuant to which the aggregate offering price of the Common

Stock sold in such offering is at least $100,000,000 and pursuant to which the Common Stock shall be listed on a U.S. nationally-recognized exchange or an internationally-recognized securities exchange (or on Nasdaq or a similar quotation system).

“Receipt Notice” has the meaning ascribed to such term in Section 3.3.

“Registrable Securities” has the meaning ascribed to such term in Section 11.6(a).

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the Securities and Exchange Commission under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, including pre-and post-effective amendments, and all exhibits and material incorporated by reference in such registration statement.

“Repurchase Date” has the meaning ascribed to such term in Section 9.2.

“Required Approval Percentage” means (i) the consent or approval of the Holders holding a majority of the shares of Common Stock outstanding owned by the Holders as of the date such consent or approval is requested and (ii) the consent or approval of the Sponsor(s) holding a majority of the shares of Common Stock outstanding owned by the Sponsor(s).

“Required Voting Percentage” means a majority of the shares of Common Stock outstanding owned by the Holders as of the date the consent or approval is requested.

“Response Notice” has the meaning ascribed to such term in Section 4.1.

“Restricted Stock” means an award of restricted shares of Common Stock issued to a Holder pursuant to the Company’s 2012 Equity Incentive Plan, as it is amended, supplemented or restated from time to time, or any other equity plan approved by the Company.

“Restricted Stock Unit” means an award of a right to receive shares of Common Stock or an equivalent amount in cash or other consideration issued to a Holder pursuant to the Company’s 2012 Equity Incentive Plan, as it is amended, supplemented or restated from time to time, or any other equity plan approved by the Company.

“Sale Notice” has the meaning ascribed to such term in Section 4.2(a).

“Second Offer Notice” has the meaning ascribed to such term in Section 10.2(c).

“Section 4.2 Transaction” has the meaning ascribed to such term in Section 4.2(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Securities Subject to the Offer” means: (i) with respect to an Offer required under Section 2.1, all shares of Common Stock transferred to or retained by or vested in the Divorced Spouse (defined therein) and not elected to be purchased by the Divorced Holder (as defined therein) within the time limits specified in that section, and no others; (ii) with respect to an Offer required under Section 2.2, all shares of Common Stock vesting in or transferable to any heir or legatee of the deceased spouse other than the Surviving Holder (as defined in that Section) and not elected to be purchased by the Surviving Holder within the time limits specified in that Section, and no others; and (iii) all shares of Common Stock owned by a Holder required to make an Offer under Sections 2.3, 2.4 and 2.5.

“Sponsor” means those certain investment funds managed by Apollo Management VII, L.P. or any of its Affiliates that as of a given date own Common Stock (as of the Original Issue Date, Apollo Investment Fund VII, L.P., Apollo Overseas Partners VII, L.P., Apollo Overseas Partners (Delaware) VII, L.P., Apollo Overseas Partners (Delaware 892) VII, L.P., and Apollo Investment Fund (PB) VII, L.P), and any of their successors and assigns (including, without limitation, AP Taminco Global Chemical Holdings, L.P.) that become the owner of Common Stock following the Original Issue Date (each of which shall become a party to this Agreement so that at all times those certain investment fund(s) managed by Apollo Management VII, L.P. or any of its Affiliates that own shares of Common Stock shall be party to this Agreement and shall be the Sponsor for purposes hereof).

“Subject Individual” has the meaning ascribed to such term in Section 6.2(c).

“Subsidiary” means each Person in which another Person owns or controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting stock or other equity interests.

“Surviving Holder” has the meaning ascribed to such term in Section 2.2.

“Tag Along Holder” has the meaning ascribed to such term in Section 4.2(a).

“Tag Along Notice” has the meaning ascribed to such term in Section 4.2(a).

“Tag Along Option” has the meaning ascribed to such term in Section 4.2(a).

“Termination of Relationship” means (a) if the Holder is an employee of the Company or any Affiliate, the termination of the Holder’s employment relationship with the Company and its Affiliates for any reason; (b) if the Holder is a consultant to the Company or any Affiliate, the termination of the Holder’s consulting relationship with the Company and its Affiliates for any reason; and (c) if the Holder is a director of the Company or any Affiliate, the termination of the Holder’s service as a director of such Company or Affiliate for any reason; provided, that there shall be no “Termination of Relationship” in situations where the Holder, in agreement with the Company or its Affiliates, around the same time enters into a new employment or service agreement with the Company or any of its Affiliates or takes up a director mandate in the Company or any of its Affiliates or continues another existing employment or service agreement or director mandate with/in the Company or any of its Affiliates.

“Underwriters Lock-Up Period” has the meaning ascribed to such term in Section 13.20.

“Underwritten Offering” has the meaning ascribed to such term in Section 11.6(b).

Section 2. General Rule.

Without limiting Section 7, except as expressly permitted by the terms of Sections 2, 4, 5, 9 and 11, no Holder shall make any Disposition, directly or indirectly, through an Affiliate or otherwise, without the prior written consent of the Company. The preceding sentence shall apply with respect to all shares of Common Stock held at any time by a Holder (including without limitation to all shares of Common Stock acquired upon the exercise of any Award), regardless of the manner in which such Holder initially acquired Common Stock. Any attempt to effect a Disposition, directly or indirectly, not in compliance with this Agreement shall be null and void and neither the Company nor any transfer agent shall give any effect in the Company’s stock records to such attempted Disposition. In the event of a conflict between any provision of this Section 2 and Section 9, the terms of Section 9 shall control.

2.1 Divorce of Holder.

If the marital relationship of a Holder is terminated by divorce, and pursuant to such divorce, or any property settlement in connection with such divorce, Common Stock, previously registered in the name of such Holder (“Divorced Holder”) are transferred to, or a community property interest or similar marital property interest is retained by or vested in, the spouse of the Divorced Holder (“Divorced Spouse”), the Divorced Holder shall promptly notify the Company of such event. The Divorced Holder shall have the option to purchase all or any portion of the Divorced Holder’s Common Stock, which have been transferred to or which are retained by or vested in the Divorced Spouse by virtue of the divorce decree, property settlement, or by operation of the community property or similar marital property laws for the Purchase Price, and the Divorced Spouse shall be obligated to sell such Common Stock, to the Divorced Holder for the Purchase Price. Such option must be exercised, and the purchase consummated, within sixty (60) days after the Common Stock is transferred to or otherwise vested in or allowed to be retained by the Divorced Spouse. The option shall be exercised by the giving of written notice of exercise to the Divorced Spouse. The Divorced Holder shall, within five (5) days after the expiration of such sixty (60) day period, deliver written notice to the Company as to whether the Divorced Holder has purchased all or a portion of the Common Stock so transferred to or otherwise vested in or retained by the Divorced Spouse. In the event such written notice states that the Divorced Holder has not purchased all such Common Stock, or no such notice is delivered to the Company within the time required, the Divorced Spouse shall be deemed to have made an irrevocable offer (the “Offer”) of all such Common Stock, to the Eligible Offerees, and the Company shall (and is hereby authorized by the Holders and their respective spouses to), within five (5) business days after (a) the receipt of such notice, if delivered within the time required, or (b) if such notice is not delivered within the time required, the receipt by the Company of evidence, satisfactory to it that the Divorced Holder did not exercise its option to purchase all or a portion of such Common Stock within such sixty (60) day period, deliver written notice of the Offer to the Eligible Offerees stating all such Common Stock are Securities Subject to the Offer pursuant to this Section 2.1, and the date of such Offer shall be deemed to be the date such written notice of the Offer is so delivered by the Company.

2.2 Death of Spouse.

If the spouse of a Holder dies, and all or any portion of the Common Stock registered in the name of such Holder (“Surviving Holder”) vests in or is transferable to any heir or legatee other than the Surviving Holder, the Surviving Holder shall promptly notify the Company of such event. The Surviving Holder shall have the option to purchase all or any portion of the Common Stock vesting in or transferable to such heir or legatee for the Purchase Price, and such heir or legatee and the estate of the deceased spouse shall be obligated to sell such Common Stock to the Surviving Holder for the Purchase Price. Such option must be exercised, and the purchase consummated, within one hundred fifty (150) days after the last to occur of (a) the entry of an order of a probate, notary public or similar court (having jurisdiction over the estate of the deceased spouse) (i) admitting to probate the will of the deceased spouse, or (ii) determining the heirs of the deceased spouse if the deceased spouse is determined to have died intestate, or (b) the appointment of the executor, administrator or legal representative of the estate of the deceased spouse. The option shall be exercised by the giving of written notice of exercise to the executor, administrator or legal representative of the deceased spouse’s estate. The Surviving Holder shall, within five (5) days after the expiration of such one hundred fifty (150) day period, deliver written notice to the Company as to whether the Surviving Holder has purchased all or a portion of the Common Stock vesting in or transferable to any such heir or legatee. In the event such written notice states that the Surviving Holder has not purchased all such Common Stock, or no such notice is delivered to the Company within the time required, all such heirs and legatees shall be deemed to have made an irrevocable Offer (the “Offer”) of such (remaining) Common Stock to the Eligible Offerees, and the Company shall (and is hereby authorized by the Holders and their respective spouses to), within five business (5) days after (x) the receipt of such notice, if delivered within the time required, or (y) if such notice is not given within the time required, the receipt by the Company of evidence satisfactory to it that the Surviving Holder did not exercise its option to repurchase the (remaining) Common Stock within such one hundred fifty (150) day period, deliver written notice of the Offer to the Eligible Offerees stating that all such Common Stock are Securities Subject to the Offer pursuant to this Section 2.2, and the date of such Offer shall be deemed to be the date such written notice of the Offer is so delivered by the Company.

2.3 Bankruptcy.

If any of the following events occurs:

(a) Any Holder shall (i) voluntarily be adjudicated as bankrupt or insolvent; (ii) consent to or not contest the appointment of a receiver or trustee for himself, herself or itself or for all or any part of his, her or its property; (iii) file a petition seeking relief under the bankruptcy, rearrangement, reorganization or other debtor relief laws of the United States or any state or any other competent jurisdiction; or (iv) make a general assignment for the benefit of his, her or its creditors; or

(b) If (i) a petition is filed against a Holder seeking relief under the bankruptcy, rearrangement, reorganization or other debtor relief laws of the United States or any state or other competent jurisdiction; or (ii) a court of competent jurisdiction enters an order, judgment or decree appointing a receiver or trustee for a Holder, or for any part of his, her or its property, and such petition, order, judgment or decree shall not be and remain discharged or stayed within a period of sixty (60) days after its entry;

then any such event shall be deemed an irrevocable “Offer,” and such Holder shall promptly notify the Company of such event, and the Company shall, within five (5) business days from receipt thereof (or, if no such notice is delivered to the Company by the Holder, within five (5) business days from the Company’s receipt of evidence, satisfactory to it, of any of the foregoing events), deliver written notice of the Offer to the Eligible Offerees stating that all of the shares of Common Stock registered in the name of such Holder are Securities Subject to the Offer pursuant to this Section 2.3. The date of such Offer shall be deemed to be the date such written notice of the Offer is so delivered by the Company.

2.4 Death of Holder.

If the Holder dies and the Common Stock previously registered under the name of such Holder vests in or is transferable to any of the Holder’s heir or legatee, then such heir or legatee (or its representative) shall promptly notify the Company thereof in writing and shall have the option of becoming a Holder under this Agreement by notifying the Company of its intent to retain such Common Stock and completing and executing an Adoption Agreement as referred to in Section 6.1. In the event such written notice states that the heir or legatee does not intent to retain all of the Common Stock, all such heirs and legatees shall be deemed to have made an irrevocable “Offer” of such Common Stock to the Eligible Offerees and the Company shall, within five (5) business days after learning of such Offer deliver a written notice of the Offer to the Eligible Offerees stating that all such Common Stock are Securities Subject to the Offer pursuant to this Section 2.4. The date of such Offer shall be deemed to be the date on which such written notice is so delivered by the Company.

2.5 Indirect Transaction.

In the event of a transaction involving a change of ownership interest or voting power of a Holder which avoids the restrictions on Dispositions provided in this Section 2, such transaction shall be deemed a Disposition by such Holder and an irrevocable “Offer,” and such Holder (“Offeror”) shall promptly notify the Company of such event and offer (the “Offer”), by written notice to the Company, to sell all Securities Subject to the Offer to the Eligible Offerees for the Purchase Price. Offers under this Section 2.5 shall (a) be in writing; (b) be irrevocable for so long as any Eligible Offeree has the right to purchase any Securities Subject to the Offer; (c) be sent by the Offeror to the Company; and (d) contain a description of the proposed transaction and change of ownership interest or voting power. The Company shall, within five (5) business days from receipt thereof (or, if no such written notice is delivered to the Company by the Holder, within five (5) business days from the Company’s receipt of evidence, satisfactory to it, of such a Disposition by the Offeror), deliver written notice of the Offer to the Eligible Offerees stating that all Common Stock registered in the name of such Holder are Securities Subject to the Offer Pursuant to this Section 2.5. The date of such Offer shall be deemed to be the date such written notice of the Offer is so delivered by the Company.

Section 3. Right of First Refusal.

3.1 Offers.

In the event that a Holder shall have received a bona fide offer or offers from a third party or parties to purchase any portion of the Common Stock held by such Holder, and the Disposition shall have received the prior written consent of the Company in accordance with this Section 2, prior to selling any Common Stock to the third party or parties, such Holder shall promptly deliver to the Company in writing a notice of the proposed transaction (the “Offer”) setting forth in reasonable detail (a) a description of the proposed transaction and proposed purchaser, (b) the number of Securities Subject to the Offer and the form and amount of consideration therefor and (c) any and all other material terms and conditions of the Offer. The Company shall, within five (5) business days from receipt thereof, deliver written notice of the Offer to the Eligible Offerees stating the terms and conditions of such Offer, including the number of shares of Common Stock that are Securities Subject to the Offer pursuant to this Section 2.6, and the date of such Offer shall be deemed to be the date such written notice of the Offer is so delivered by the Company. Upon receipt of such Offer, the Eligible Offerees shall have the right to elect to purchase the Securities Subject to the Offer in accordance with the provisions of Section 3.

3.2 Eligible Offerees.

The Eligible Offerees shall have the right, for thirty (30) days following the date of an Offer, to accept the Offer as to all or any Securities Subject to the Offer. The Eligible Offerees which accept the Offer shall agree in advance on the allocation of the securities Subject to the Offer among the accepting Eligible Offerees. If the Company shall not have sufficient surplus to permit it lawfully to purchase Securities Subject to the Offer which the Company has accepted in whole or in part, the Holders shall, promptly upon the request of the Company, take such action to vote their respective shares to reduce the stated capital of the Company to the extent permitted by law or to authorize such other steps as may be appropriate or necessary in order to enable the Company, if possible, lawfully to purchase such Securities Subject to the Offer.

3.3 Certain Effects of Offers.

Subject to the provisions of Section 6.2, all Common Stock transferred in accordance with the terms of this Agreement to any third party or to any Eligible Offeree (other than the Company), and all Securities Subject to the Offer under Sections 2.1 through 2.5 (unless acquired by the Company), shall remain subject to the terms of this Agreement; provided, that upon the sale of (or other realization upon) Common Stock by any banks or other bona fide sources of financing pursuant to, or upon the occurrence of any transfer of such Common Stock to any such banks or other bona fide sources of financing or any third party pursuant to, pledge arrangements which may be entered into by the Company’s Holders pledging their capital stock or notes thereto to secure financing, such Common Stock so pledged shall not remain subject to the terms of this Agreement.

3.4 Acceptance; Closing.

If Eligible Offerees accept an Offer as to all or any portion of the Securities Subject to the Offer, the accepting Eligible Offerees shall evidence their acceptance by delivering to the Company a joint written notice of intent to purchase such Securities Subject to the Offer, which shall also specify the agreed allocation of Securities Subject to the Offer among the accepting Eligible Offerees. The Company shall, in turn, promptly notify in writing any Holder or any other party required to sell Securities Subject to the Offer of the receipt of such notices (“Receipt Notice”). If the Company is the only Eligible Offeree accepting the Offer, the Company shall accept an Offer as to the Securities Subject to the Offer by promptly notifying the Holder or any other party required to sell Securities Subject to the Offer of such acceptance, and such notice by the Company shall be deemed a Receipt Notice. The closing of the acquisitions of Securities Subject to the Offer by Eligible Offerees shall be consummated within ninety (90) days following the delivery of the Receipt Notice. In the case of all acquisitions of Securities Subject to the Offer by Eligible Offerees such acquisitions shall be consummated at a closing held at the principal offices of the Company (unless otherwise mutually agreed), at which time the Purchase Price (if cash, in the form of a cashier’s check) shall be delivered to the transferor of the Common Stock or the transferor’s representative, and the transferor or the transferor’s representative shall deliver to the Eligible Offerees purchasing such shares and certificates representing the Securities Subject to the Offer so purchased, duly endorsed for transfer or accompanied by duly executed stock powers or assignment forms, and evidence of good title to the Securities Subject to the Offer so purchased and the absence of liens, encumbrances and adverse claims with respect thereto and such other matters as are deemed necessary by the Company for the proper transfer of the Securities Subject to the Offer so purchased to the acquiring Eligible Offerees on the books of the Company.

3.5 Form of Payment

The Purchase Price for all Securities Subject to the Offer pursuant to an Offer made under Sections 2.1 through 2.5, as applicable, shall be paid in cash.

Section 4. Certain Dispositions.

4.1 Loan and Other Agreements: Certain Restrictions.

Notwithstanding anything in this Agreement to the contrary, no Holder shall make any Disposition (including but not limited to a Disposition pursuant to Sections 2, 4 or 5 (other than pursuant to Section 4.2 or paragraph 5.1(a)) which, in the Company’s reasonable judgment (as evidenced by a resolution of the Board), would cause a breach or default or acceleration of payments under any loan agreement, note, indenture or other agreement or instrument to which the Company and/or its Affiliates are a party and under which the indebtedness or liability of the Company and/or its Affiliates exceeds $5,000,000 (“Material Agreement”), unless the Board approves the Disposition (or such approval shall be deemed given in accordance with the below). Therefore, each Holder desiring or required to make a Disposition shall, prior to attempting to effect any such Disposition, (a) give written notice (“Notice”) to the Company describing the proposed Disposition and the proposed transferee in sufficient detail, setting forth the number of shares of Common Stock as to which such Holder desires to make a Disposition; and (b) provide such other information concerning the Disposition as the Company reasonably requests. If, in the Company’s reasonable judgment (which judgment shall be communicated in writing within ten (10) days of the Company’s receipt of the Notice and all other information it has reasonably requested (the “Response Notice”)), the proposed Disposition would cause a breach or default or acceleration of payments under any Material Agreement, then such Disposition may not be made at such time, and any attempted Disposition shall be null and void; provided, however, that if (x) the Company fails to send a Response Notice prior to the expiry of the aforementioned ten (10) day period, or (y) the Company cannot approve a Disposition pursuant to this sentence on or prior to the last day of the second calendar year quarter beginning on or after the date of the Notice, then such Disposition shall be permitted and deemed approved on the date of expiry of the relevant period and any right of first refusal that the Company may have had pursuant to section 2.6 with respect to such shares of Common Stock shall thereupon expire. If the Company approves such Disposition (or such approval shall be deemed given in accordance with the above) and any shares of Common Stock with respect to which approval has been given are not actually transferred within the relevant time period provided in the applicable provisions of this Agreement, then all of the provisions of this Agreement shall apply to any subsequent transaction affecting such Common Stock (except as expressly excluded by the other terms of this Agreement). Additionally, all shares of Common Stock transferred (whether to a third party or any Holder) pursuant to a Disposition complying with the terms of this Section 4 shall remain subject to this Agreement.

4.2 Come-Along and Tag Along Rights.

(a) Prior to the consummation of a Qualified Public Offering, if Sponsor desires to effect (i) any sale, disposition or transfer of shares of Common Stock (other than any transfer described in the seventh sentence of this Section 4.2(a)) following which (when aggregated with all prior such sales or transfers) Sponsor shall have disposed in the aggregate of at least 10% of the number of shares of Common Stock, as applicable, that Sponsor owned as of the time Original Issue Date to any prospective transferee or Group, or (ii) a Control Disposition or any sale or transfer of shares of Common Stock following a Control Disposition (any event described in subsections (i) or (ii) being a “Section 4.2 Transaction”), it shall give written notice to the Holders at least ten (10) days prior to the proposed closing of such Section 4.2 Transaction offering such Holders the option (the “Tag Along Option”) to participate in such Section 4.2 Transaction. The notice shall set forth the material terms of the proposed Section 4.2 Transaction and identify the contemplated transferee or Group (a “Sale Notice”) including the description in reasonable detail of (A) the number of shares of Common Stock to be transferred, (B) the prospective transferee to whom such shares of Common Stock are proposed to be transferred, (C) the terms and the conditions of such Section 4.2 Transaction, including the consideration to be paid, and (D) if known, the proposed date, time and location of the closing of such Section 4.2 Transaction. Each of the Holders may, by written notice to Sponsor (a “Tag Along Notice”) delivered within fifteen (15) days after the date of the Sale Notice (each such Holder delivering such timely notice being a “Tag Along Holder”), elect to sell in such Section 4.2 Transaction by specifying the maximum number of shares of Common Stock (excluding Award Shares; provided, however, that in the case of the Section 4.2 Transaction described in (ii) above, the Tag Along Holder may include that number of shares of Common Stock which such Holder may obtain by exercising Awards held by Holder that are vested as of the date of such Section 4.2 Transaction or which would vest in connection with such Section 4.2 Transaction (collectively, the “Deemed Held Shares”)) in such number such Tag Along Holder desires to include in such Section 4.2 Transaction. If none of the Holders delivers a timely Tag Along Notice, Sponsor may thereafter consummate the Section 4.2 Transaction, on substantially the same terms and conditions as are described in the Sale Notice. If one or more of the Holders gives Sponsor a timely Tag Along Notice, then Sponsor shall use all reasonable efforts to cause the prospective transferee or Group to agree to acquire all shares identified in all timely Tag Along Notices, upon the same terms and conditions as applicable to the shares held by Sponsor, including with respect to representations and warranties and indemnification; provided, however, that (x) no Holders shall be required to make representations and warranties in connection with such transaction other than customary representations and warranties solely with respect to such Holder and (y) any indemnification provided by the Holders shall be pro rata based on the relative amount of net proceeds received by each Holder in the Section 4.2 Transaction. If such prospective transferee or Group is unable or unwilling to acquire all shares proposed to be included in the Section 4.2 Transaction upon such terms, then Sponsor may elect to cancel such Section 4.2 Transaction or to allocate the maximum number of shares that each prospective transferee or Group is willing to purchase among Sponsor and the Tag Along Holders in the proportion that each such Tag Along Holder’s and Sponsor’s Proportionate Percentage bears to the total Proportionate Percentages of Sponsor and the Tag Along Holders (e.g., if the Sale Notice contemplated a Section 4.2 Transaction of 10% Proportionate Percentage by Sponsor, and if Sponsor at such time owns a 30% Proportionate Percentage and one Tag Along Holder who owns a 20% Proportionate Percentage elects to participate, then Sponsor would be entitled to sell a 6% Proportionate Percentage (30%/50% x the 10% Proportionate Percentage) and the Tag Along Holder would be entitled to sell a 4% Proportionate Percentage (20%/50% x the 10% Proportionate Percentage). Notwithstanding anything to the contrary in this Section 4.2(a), the Tag Along Option described in this Section 4.2(a) shall not apply to any transfers by Sponsor on or prior to May 15, 2012 of shares of Common Stock having a Fair Market Value of not greater than to EUR 60,000,000 in the aggregate to one or more non-Affiliate third-parties, so long as such transfers do not result in a Control Disposition. Any transferee of shares of Common Stock pursuant to the immediately preceding sentence shall be deemed to be a Sponsor for purposes of this Agreement. Notwithstanding any other provision in this Agreement, no Section 4.2 Transaction shall be subject to the requirements of Sections 2.1 through 2.5, Section 3 (other than as set forth in Section 3.3) or Section 4.1. Upon the closing of the sale of any shares of Common Stock pursuant to this paragraph, the Holders shall deliver at such closing, against payment of the purchase price therefor, certificates representing their shares of Common Stock to be sold, duly endorsed for transfer or accompanied by duly endorsed stock powers or in the event any such certificates have been lost, stolen or destroyed, such affidavit of lost, stolen or destroyed certificates to be delivered to the Company in a form reasonably satisfactory to the Company, and evidence of good title to the shares to be sold and the absence of liens, encumbrances and adverse claims with respect thereto and such other matters as are deemed necessary by the Company for the proper transfer of such shares on the books of the Company. For purposes of this paragraph 4.2(a), any holder of Common Stock who has a contractual right to participate in such Section 4.2 Transaction or any other holder of Common Stock who is otherwise participating in such Section 4.2 Transaction with the consent of Sponsor shall be deemed to be a “Holder” hereunder, provided, however, for the avoidance of doubt, that no such holder shall be entitled to sell a percentage of such holder’s shares of Common Stock in a Section 4.2 Transaction in excess of such holder’s Proportionate Percentage.

(b) If Sponsor desires to effect a Control Disposition, then in lieu of complying with the requirement of paragraph 4.2(a), Sponsor at its option (the “Come Along Option”) may require all Holders to sell the same percentage of their respective shares of Common Stock (including within this number any Deemed Held Shares) as Sponsor desires to sell to the transferee or Group selected by Sponsor, at the same price per share and on the same terms and conditions as apply to those sold by Sponsor; provided, however, that (i) no Holders shall be required to make representations and warranties in connection with such transaction other than customary representations and warranties solely with respect to such Holder, (ii) any indemnification provided by the Holders shall be pro rata based on the relative amount of the net proceeds received by the Holders in the Control Disposition and on a several, and not joint, basis, or solely with recourse to an escrow established for the benefit of the proposed purchase (the Holders’ contribution to such escrow to be on a pro rata basis in accordance with the proceeds received from such Control Disposition), it being understood that any such indemnification obligation of a Holder shall in no event exceed the net proceeds to such Holder from such transaction and (iii) no Holders shall be required to agree to any non-compete, non-solicitation, standstill or other similar restrictive covenant. All Holders shall consent to and raise no objections against the Control Disposition, and if the Control Disposition is structured as (x) a merger or consolidation of the Company, each Holder shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation, or (y) a sale of all the capital stock of the Company, the Holders shall agree to sell all their shares of Common Stock which are the subject of the Control Disposition (including their Deemed Held Shares). The Holders shall take all reasonably necessary and desirable actions in the ordinary course of the transaction approved by Sponsor in connection with the consummation of the Control Disposition, including obtaining Board consent to the Control Disposition and the execution of such agreements and such instruments and other actions reasonably necessary to provide customary representations, warranties, and indemnities regarding title, as well as escrow arrangements relating to such Control Disposition in accordance with Sections 4.2(b)(i) and (ii), above. Notwithstanding any other provision of this Agreement, no such Disposition shall be subject to the requirements of Sections 2.1 through 2.5 or Section 3. Upon the closing of any shares of Common Stock pursuant to this paragraph, the Holders shall deliver at such closing, against payment of the purchase price therefor, certificates representing their shares of Common Stock to be sold, duly endorsed for transfer or accompanied by duly endorsed stock powers or in the event any such certificates have been lost, stolen or destroyed, such affidavit of lost, stolen or destroyed certificates to be delivered to the Company in a form reasonably satisfactory to the Company, and evidence of good title to the shares to be sold and the absence of liens, encumbrances and adverse claims with respect thereto and such other matters as are deemed necessary by the Company for the proper transfer of such shares on the books of the Company.

(c) For purposes of this Section 4.2, a Control Disposition shall include an indirect Disposition triggered by a transfer of the membership units of Sponsor to a Person or Group that is not an Affiliate of Sponsor.

(d) The Company and the Holder shall cooperate in causing any Deemed Held Shares that are ultimately included in a Control Disposition to be delivered to the Holder immediately prior to the closing of such Control Disposition in order that Holders may exercise rights under Section 4.2(a) and Sponsor may exercise its rights under Section 4.2(b).

Section 5. Permitted Transfers.

5.1 Permitted Dispositions.

The following Dispositions shall be permitted without compliance with the provisions of Section 2 and 3:

(a) By any Holder, (i) in the case of shares of Common Stock, with respect to a Public Sale in connection with the exercise of Piggy-Back Registration Rights in accordance with Section 11 or (ii) a Public Sale of Common Stock that occurs following the expiration of the Underwriters Lock-Up Period;

(b) By any individual Holder during such Holder’s lifetime to: (i) a guardian of the estate of such Holder, (ii) an inter-vivos trust primarily for the benefit of such Holder; (iii) an inter-vivos trust whose primary beneficiary is one or more of such Holder’s lineal descendants (including lineal descendants by adoption); (iv) the spouse of such Holder during marriage and not incident to divorce; or (v) such Holder’s Affiliates;

(c) To any individual Holder by: (i) a guardian of the estate of such Holder; (ii) an inter-vivos trust whose primary beneficiary is such Holder or one or more of such Holder’s lineal descendants (including lineal descendants by adoption), (iii) the spouse of such Holder during marriage and not incident to divorce; or (iv) such Holder’s lineal descendants (including lineal descendants by adoption);

(d) With the consent of the Company, by any Holder to a qualified retirement plan sponsored by the Holder;

(e) By any qualified retirement plan referred to in paragraph 5.1(d) to participants, alternate payees and beneficiaries to the extent required by law and the provisions of such plan;

(f) By any Holder which is a trust, to any successor trust or successor trustee; and

(g) With the consent of the Company, by any Holder to other entities for tax planning purposes.

provided, however, that as a condition to any such permitted transfer, any Person (including such Person’s spouse, if any), (other than the Company), so acquiring such Common Stock shall be required to subject the Common Stock acquired by such Person to the provisions of this Agreement, and thereafter any such Person shall be deemed a “Holder” for the purposes of this Agreement.

5.2 Pledges.

(a) Unless approved by a majority of the Board, no Holder shall pledge any shares of Common Stock held by it, unless such pledge is made by such Holder to the Company.

(b) A breach by any Holder of the covenants contained in this Section 5.2 shall not relieve or waive the obligations of all other Holders to comply with such covenants.

Section 6. Conditions; Additional Parties; Exit.

6.1 Conditions to Permitted Transfers.

As a condition to the Company’s obligation to effect a transfer permitted by this Agreement on the books and records of the Company, any transferee (other than a transferee described in paragraph 5.1(a)) of Common Stock) shall be required to become a party to this Agreement by executing (together with such Person’s spouse, if applicable) an Adoption Agreement in substantially the form of Exhibit A or in such other form that is reasonably satisfactory to the Company and upon execution of such Adoption Agreement such transferee shall have all the rights and obligations of a Holder hereunder.

6.2 Additional Parties.

(a) If required under the terms of this Agreement, or upon the written approval of the holders of at least the Required Approval Percentage, any Person which acquires any shares of Common Stock subsequent to the execution of this Agreement shall become a party to this Agreement upon executing (together with such Person’s spouse, if any) an Adoption Agreement in substantially the form of Exhibit A or in such other form that is reasonably satisfactory to the Company and upon execution of such Adoption Agreement such transferee shall have all the rights and obligations of a Holder hereunder.

(b) In the event that any Person acquires shares of Common Stock from (i) a Holder or any of its Affiliates or a member of such Holder’s Group or (ii) any direct or indirect transferee of a Holder, including pursuant to any Disposition contemplated by Section 5.1 (other than Section 5.1(a)) of this Agreement, such Person shall be subject to any and all obligations and restrictions of the Holder (for whom the shares of Common Stock were purchased) hereunder, as if such Person was such Holder named herein, including, without limitation, the obligation to make an Offer to Eligible Offerees pursuant to Section 2.4 upon the death of the Holder (from whom the shares of Common Stock were purchased). Additionally, whenever a Holder makes a transfer of shares of Common Stock, including pursuant to any Disposition contemplated by Section 5.1 (other than Section 5.1(a)) of this Agreement, such shares shall contain a legend so as to inform any transferee that such shares were held originally by a Holder and are subject to repurchase upon the death of such Holder. Such legend shall not be placed on any shares of Common Stock acquired from a Holder by the Company, Sponsor or any of their Affiliates.

(c) Any shares of Common Stock acquired by an individual retirement account (“IRA”) on behalf of an employee, consultant or director of the Company or any of its subsidiaries (the “Subject Individual”) shall be deemed to be a Holder. Additionally, such Subject Individual shall be deemed to be a Holder and his or her IRA shall be deemed to have acquired all shares it holds from such Subject Individual pursuant to a transfer that is subject to Section 6.2(b) above.

6.3 Exit.

The Sponsor and the Company acknowledge that, in light of the current tax regime applicable to the Company, the current intention is to structure an exit from the Taminco Group as a sale or transfer of Common Stock. The Sponsor and the Holders confirm and agree, and the Company acknowledges, that if a Realization Event (as defined in the Company’s 2012 Equity Incentive Plan) occurs as a result of a sale or other transfer (including a sale or transfer of assets) of or by one or more Subsidiaries of the Company (rather than a sale or other transfer of the Company itself) and such transaction or series of transactions, including any upstreaming to the Holders of the proceeds of such sale or transfer, would result in materially more adverse tax consequences for one or more Holders than the tax consequences to such Holders associated with a sale or transfer of the Company itself, then the Company and the Sponsor agree to cooperate with such Holders in good faith to create and structure exit opportunities for such Holders to avoid or minimize such material adverse tax consequences (to the extent that such material adverse tax consequences may be avoided or minimized without violating any applicable law or resulting in any material economic harm to the Company and/or the Sponsor), including without limitation put options or any similar rights granted by a Sponsor to the Holders pursuant to which the Holders shall be entitled to sell or transfer his Common Stock to a Sponsor.

Section 7. Restriction on Transfer.

7.1 No shares of Common Stock shall be transferable except upon the conditions specified in this Section 7, which conditions are intended to insure compliance with the provisions of the Securities Act.

7.2 Each certificate representing shares of Common Stock shall (unless otherwise permitted by the provisions of Section 7.4 below) be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO AN INVESTOR RIGHTS AGREEMENT DATED AS OF THE ORIGINAL ISSUE DATE AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”), AND THE OTHER PARTIES NAMED THEREIN. THE TERMS OF SUCH INVESTOR RIGHTS AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFER. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

7.3 The holder of any shares of Common Stock by acceptance thereof agrees, prior to any transfer of any such shares, to give written notice to the Company of such holder’s intention to effect such transfer and to comply in all other respects with the provisions of this Section. Each such notice shall describe the manner and circumstances of the proposed transfer. Upon request by the Company, the holder delivering such notice shall deliver a written opinion, addressed to the Company, of counsel for the holder of such shares, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company) such proposed transfer does not involve a transaction requiring registration or qualification of such shares under the Securities Act. Such holder of such shares shall be entitled to transfer such shares in accordance with the terms of the notice delivered to the Company, if the Company does not reasonably object to such transfer and request such opinion within fifteen (15) days after delivery of such notice, or, if it requests such opinion, does not reasonably object to such transfer within fifteen (15) days after delivery of such opinion. Each certificate or other instrument evidencing the securities issued upon the transfer of any shares of Common Stock shall bear the legend set forth in Section 7.2 above unless (a) in such opinion of counsel to the holder of such shares (which opinion and counsel shall be reasonably acceptable to the Company) registration of any future transfer is not required by the applicable provisions of the Securities Act or (b) the Company shall have waived the requirement of such legends.

7.4 Notwithstanding the foregoing provisions of this Section 7, the restrictions imposed by this Section upon the transferability of any shares of Common Stock shall cease and terminate when (a) any such shares are sold or otherwise disposed of (i) pursuant to an effective registration statement under the Securities Act or (ii) in a transaction contemplated by Section 7.3 above which does not require that the shares so transferred bear the legend set forth in Section 7.2 hereof, or (b) the holder of such shares has met the requirements for transfer of such shares under Rule 144(k) under the Securities Act (subject to the delivery of opinions as set forth above). Whenever the restrictions imposed by this Section shall terminate, the holder of any shares as to which such restrictions have terminated shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in Section 7.2 above and not containing any other reference to the restrictions imposed by this Section.

Section 8. Notices.

In the event a notice or other document is required to be sent hereunder to the Company, Sponsor or to any Holder or the spouse or legal representative of a Holder, such notice shall be in writing and such notice or other document, if sent by mail, shall be sent by registered mail, return receipt requested (and by air mail in the event the addressee is not in the continental United States), to the party entitled to receive such notice or other document at the address set forth on Annex I hereto. Any such notice shall be effective and deemed received three (3) days after proper deposit in the mails, but actual notice shall be effective however and whenever received. The Company, Sponsor or any Holder or spouse or their respective legal representatives may effect a change of address for purposes of this Agreement by giving notice of such change to the Company, and the Company shall, upon the request of any party hereto, notify such party of such change in the manner provided herein. Until such notice of change of address is properly given, the addresses set forth herein shall be effective for all purposes.

Section 9. Repurchase Rights.

9.1 Following a Holder’s Termination of Relationship for any reason:

(a) The Company shall have the right, but not the obligation, to repurchase all or any portion of the Holder’s Initial Purchased Shares for the Fair Market Value of such Initial Purchased Shares as of the date of such repurchase.

(b) With respect to any shares of Common Stock acquired by a Holder pursuant to an Award (whether in connection with the grant or purchase of Restricted Stock or shares acquired upon the exercise of vested Options or the settlement of Restricted Stock Units) (“Award Shares”), the Company shall have the right, but not the obligation, to repurchase all or any portion of the Holder’s Award Shares for a repurchase price determined as follows:

(i) If the Holder was deemed a Good Leaver, all of the Holder’s Award Shares can be repurchased for their Fair Market Value as of the date of repurchase;

(ii) If the Holder was deemed a Medium Leaver, (A) 50% of the Holder’s Award Shares can be repurchased for their Fair Market Value as of the date of repurchase, and (B) 50% of the Holder’s Award Shares can be repurchased for the lesser of (x) the price paid by the Holder for such Award Shares or (y) the Fair Market Value of such Award Shares as of the date of repurchase; and

(iii) If the Holder was deemed a Bad Leaver, all of the Holder’s Award Shares can be repurchased for the lesser of (x) the price paid by the Holder for such Award Shares or (y) the Fair Market Value of such Award Shares as of the date of repurchase.

9.2 The Company or any of its subsidiaries may exercise its right to purchase such shares of Common Stock until (a) with respect to any shares of Common Stock that may be received by any Holder following such Holder’s Termination of Relationship upon exercise of any Options that are vested as of the date of the Holder’s Termination of Relationship, the seven (7) month anniversary of the date of exercise of such Options, (b) with respect to any shares of Common Stock otherwise issuable to any Holder pursuant to an Award, the later of (i) the seven (7) month anniversary of the date such shares first become vested pursuant to such Award or (ii) the 30th day following the date of the Holder’s Termination of Relationship or (c) with respect to any other shares of Common Stock, the 30th day following the date of the Holder’s Termination of Relationship (such date described in subsection (a), (b) or (c), as applicable, the “Repurchase Date”). On or before the Repurchase Date, the Company or its applicable subsidiary shall give written notice to Sponsor stating whether it will exercise such purchase rights. If such notice states that the Company and its subsidiaries will not exercise its purchase rights, Sponsor shall have the right to purchase the shares of Common Stock on the same terms and conditions as the Company and its subsidiaries until the later of (x) the 30th day following the receipt of such notice or (y) the Repurchase Date. Notwithstanding any provision of this Section 9 to the contrary, in no event shall the Company or Sponsor purchase any Award Shares prior to six (6) months and one (1) day following the later of (A) the date such shares were first acquired by the Holder (upon exercise of Options or otherwise) or (B) the date such shares became vested, as applicable. The Determination Date for purposes of determining the Fair Market Value shall be the closing date of the purchase of the applicable shares, as described in Section 9.3. For the avoidance of doubt, in the event that any shares of Common Stock are involuntarily transferred in accordance with Section 2 of this Agreement prior to the exercise of the repurchase right pursuant to this Section 9.2, such shares shall be subject to the repurchase provisions of Section 2 of this Agreement.

9.3 The closing of the purchase of the shares of Common Stock pursuant to this Section 9 shall take place on a date designated by the Company or one of its subsidiaries consistent with the terms of Section 9.1 or 9.2. The Company, or one of its subsidiaries, will pay for the shares of Common Stock purchased pursuant to this Section 9 by delivery of a check or wire transfer of funds, in exchange for the delivery by the Holder of the certificates representing such shares of Common Stock duly endorsed for transfer to the Company. The Company shall have the right to record such transfer on its books and records without the consent of the Holder, provided the purchase price has been paid.

9.4 Notwithstanding anything to the contrary contained in this Agreement, all purchases of shares of Common Stock by the Company shall be subject to applicable restrictions contained in federal law and the Delaware General Corporation Law and in the Company’s and its respective subsidiaries’ debt and equity financing agreements. Notwithstanding anything to the contrary contained in this Agreement, if any such restrictions prohibit or otherwise delay the purchase of the shares of Common Stock hereunder which the Company is otherwise entitled or required to make, then the Company shall make such purchases within thirty (30) days of the date that it is permitted to do so under such restrictions. Notwithstanding anything to the contrary contained in this Agreement, the Company and its subsidiaries may not effectuate any transaction contemplated by this Section 9 if such transaction would violate the terms of any Material Agreement; provided, however, that to the extent that such transaction becomes permissible pursuant to the terms of such Material Agreement on or prior to the end of the second calendar year quarter beginning on or after the date the Company’s right to purchase shares pursuant to this Section 9 commences, the Company will effectuate such transaction as of the date that such transaction first becomes permissible under the applicable Material Agreement; and provided, further, that if such transaction does not become permissible on or prior to the end of the second calendar year quarter beginning on or after the date the Company’s right to purchase shares pursuant to this Section 9 commences, then the Company’s right to repurchase such shares of Common Stock pursuant to this Section 9 shall expire.

9.5 In the event that shares of Common Stock are purchased pursuant to this Section 9, the Company, the Sponsor and the Holder, and their respective successors, assigns or representatives, will use their best efforts to obtain all required third-party, governmental and regulatory consents and approvals and take all other actions necessary and desirable to facilitate consummation of such repurchase in a timely manner.

Section 10. Preemptive Rights.

10.1 Subject to the terms and conditions specified in this Section 10, the Company hereby grants to each Holder a right of first offer with respect to future sales by the Company of its Offered Shares (as defined below).

10.2 Each time the Company proposes (i) to offer for sale any shares of, or securities convertible into or exercisable for, any shares of its Common Stock or (ii) to convert any securities held by or purchased by the Sponsor (including, without limitation, in connection with a refinancing, recapitalization or reorganization) into shares of Common Stock (the shares of Common Stock described in Sections 10.2(i) and (ii) above, the “Offered Shares”) to Sponsor, the Company shall first make an offering of a pro rata portion of such Offered Shares to each Holder in accordance with the following provisions:

(a) The Company shall deliver a notice (a “First Offer Notice”) to the Holder stating (i) its bona fide intention to offer such Offered Shares, (ii) the number and type of Offered Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Offered Shares.

(b) Within ten (10) business days after receipt of the First Offer Notice, the Holder may elect to purchase or obtain, at the price and on the terms specified in the First Offer Notice, up to that portion of such Offered Shares which equals the proportion that (i) the total number of shares of Common Stock (other than Award Shares) issued and held by the Holder bears to (ii) the total number of shares of Common Stock outstanding (as determined on a fully-diluted basis) (such portion, the “Holder Offeree Shares”). The Company shall be entitled to sell the remaining Offered Shares to Sponsor on terms not more favorable to Sponsor than those contained in the First Offer Notice.

(c) To the extent the offer is not accepted in full following the expiration of the period provided in Section 10.2(b), the Company shall deliver a second notice (“Second Offer Notice”) to the holders of Common Stock that have accepted the Offered Shares pursuant to which each such Holder and/or Sponsor, as applicable, shall have additional preemptive rights to subscribe for the Offered Shares that were not accepted pursuant to the First Offer Notice, on a pro rata basis in accordance with the ratio of the number of shares of Common Stock (other than Award Shares) held by such accepting holder of Common Stock, to the number of shares of Common Stock held by all other accepting holders of Common Stock as of such date of determination, which secondary preemptive rights shall be exercised by delivery of written notice to the Company within ten (10) business days following the receipt of the Second Offer Notice at a price not less than that, and upon terms no more favorable than those, specified in the First Offer Notice.

(d) The Company may, during the forty-five (45) day period following the expiration of the period provided in Section 10.2(c) hereof, offer the remaining unsubscribed portion of the Holder Offeree Shares to Sponsor at a price not less than that, and upon terms no more favorable to Sponsor than those, specified in the First Offer Notice.

(e) Notwithstanding the foregoing, the Company may issue and sell Offered Shares to Sponsor without first complying with the terms of Sections 10.2(a), 10.2(b) and 10.2(c), provided that within five (5) business days following such sale the purchasers of such Offered Shares shall offer to sell the portion of such Offered Shares that would have constituted “Holder Offeree Shares” had the Company complied with this Section 10.2 to each Holder on terms no less favorable to the Holder than those applicable to Sponsor, using a process substantially similar to that set forth in Sections 10.2(a), 10.2(b) and 10.2(c).

10.3 The term “Offered Shares” shall not include (a) securities offered to the public generally pursuant to a registration statement under the Securities Act, (b) Common Stock (or options therefor) issued or issuable to employees, consultants and directors, pursuant to plans or agreements approved by the Board for the primary purpose of soliciting or retaining their services, (c) securities issued or issuable pursuant to the conversion or exercise of convertible or exercisable securities that are outstanding as of the date hereof or that are issued in compliance with this Section, (d) securities issued or issuable to the selling parties in connection with a bona fide, arms-length business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, approved by the Board, (e) securities issued or issuable in arms-length transactions to financial institutions, landlords or lessors in connection with commercial credit arrangements, real estate transactions, equipment financings or similar transactions, (f) securities issued or issuable pursuant to a stock split, stock dividend, combination or like event, or (g) securities issued or issuable to a Person which is not then a stockholder of the Company or any of its Affiliates, pursuant to a bona fide strategic alliance or partnering arrangement entered into primarily for non-capital raising purposes and approved by the Board.

Section 11. Piggy-Back Registration Rights.

11.1 Participation. Subject to Section 11.2, if at any time after the date hereof the Company files a Registration Statement (other than a registration on Form S-4 or S-8 or any successor form to such Forms or any registration of securities as it relates to an offering and sale to management of the Company pursuant to any employee stock plan or other employee benefit plan arrangement) with respect to an offering that includes any shares of Common Stock, whether for its own account or for the account of Sponsor or any other Person, then the Company shall give to the Holders written notice as promptly as practicable (the “Initial Notice”) and the Holders shall be entitled to include in such Registration Statement a number of Registrable Securities (as defined in Section 11.6) equal to the product of (x) the aggregate number of shares of Common Stock owned by such Holder as of the date such Registration Statement is filed (which, for the avoidance of doubt, excludes unvested Restricted Stock, Options and Restricted Stock Units) and (y) the ratio of (i) the number of shares of Common Stock proposed to be included in such Registration Statement which are owned by Sponsor to (ii) the aggregate number of shares of Common Stock owned by Sponsor which are outstanding as of the date such Registration Statement is filed. If the Holders elect to include any such Registrable Securities in such Registration Statement, then the Company shall give prompt notice (the “Piggy-Back Notice”) to each Holder and each such Holder shall be entitled to include in such Registration Statement such Registrable Securities held by it. The Initial Notice and Piggy-Back Notice shall offer the Holders the right, subject to Section 11.2 (the “Piggy Back Registration Right”), to register such number of shares of Registrable Securities as may be permitted hereunder and as each Holder may request and shall set forth (a) the anticipated filing date of such Registration Statement and (b) the number of shares of Common Stock that is proposed to be included in such Registration Statement. Subject to Section 11.2, the Company shall include in such Registration Statement such shares of Registrable Securities for which it has received written requests to register such shares within thirty (30) days after the Initial Notice and fifteen (15) days after the Piggy-Back Notice has been given.

11.2 Underwriter’s Cutback. Notwithstanding the foregoing, if a registration pursuant to this Section 11 involves an Underwritten Offering (as defined in Section 11.6) and the managing underwriter or underwriters of such proposed Underwritten Offering delivers an opinion to the Holders that the total or kind of securities which such Holders and any other persons or entities intend to include in such offering would be reasonably likely to adversely affect the price, timing or distribution of the securities offered in such offering, then the Company shall include in such registration (i) first, 100% of the securities the Company proposes to sell for its own account, and (ii) second, to the extent of the amount of securities which Sponsor and all other Holders have requested to be included in such registration, which, in the opinion of the managing underwriter or underwriters, can be sold without such adverse effect referred to above, such amount to be allocated pro rata among Sponsor and all other Holders based upon the number of Registrable Securities then held by each such Holders and Sponsor (provided, that any securities thereby allocated to Sponsor or a Holder that exceed such Sponsor’s and Holder’s request shall be reallocated among the remaining requesting Sponsor and Holders in like manner).

11.3 Company Control. The Company may decline to file a Registration Statement after giving the Initial Notice or the Piggy-Back Notice, or withdraw a Registration Statement after filing and after such Piggy-Back Notice, but prior to the effectiveness of the Registration Statement; provided that the Company shall promptly notify each Holder in writing of any such action; and provided, further, that the Company shall bear all reasonable expenses incurred by such Holder or otherwise in connection with such withdrawn Registration Statement. Notwithstanding any other provision herein, the Company shall have sole discretion to select any and all underwriters that may participate in any Underwritten Offering.

11.4 Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-ups and other documents required for such underwriting arrangements; provided, that any Holder that have securities included in the Registration Statement shall not be required to make any representations, or warranties to or agreements with the Company or underwriter other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities and such Holder’s intended method of distribution or any other representations, warranties or agreements required to be made by such Holder under applicable law, and the aggregate amount of the liability of such Holder shall not exceed Holder’s net proceeds from such Underwritten Offering; provided, however, that if any additional representations and warranties customarily contained in underwriting agreements are required of all Persons participating in the Underwritten Offering by the underwriter in such Underwritten Offering and a Holder does not agree to such additional representations and warranties, the Registrable Securities of such Holder shall not be included in the Underwritten Offering. Nothing in this Section 11.4 shall be construed to create any additional rights regarding the piggyback registration of Registrable Securities in any Person otherwise than as set forth herein.

11.5 Expenses. The Company or Sponsor will pay all registration expenses in connection with each registration of Registrable Securities requested pursuant to this Section 11; provided, that each Holder shall pay its portion of all applicable underwriting fees, discounts and similar charges, if any, relating to the sale of its Registrable Securities included in the Registration Statement pursuant to this Section 11.

11.6 Certain Definitions. For purposes of this Section 11:

(a) “Registrable Securities” shall mean (i) all Initial Purchased Shares, and (ii) all Non-Initial Purchased Shares; provided, however, that any Registrable Securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such registration statement, (B) such Registrable Securities are distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (C) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company; and provided, further, that any securities that have ceased to be Registrable Securities shall not thereafter become Registrable Securities and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities is not a Registrable Security. Notwithstanding any other provision of this Section 11.6(a), with respect to any Registration Statement that registers shares of Common Stock, “Registrable Securities” shall only include shares of Common Stock.

(b) “Underwritten Offering” means a sale of shares of Common Stock to an underwriter for reoffering to the public.

Section 12. Competitive Opportunity.

Sponsor and its Affiliates at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company or any other Holder the right to participate therein. Sponsor and its Affiliates may invest in, or provide services to, any Person that directly or indirectly competes with the Company and shall have no obligation to present any business opportunity to the Company or any of its Holders, even if the opportunity is one that the Company might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. Sponsor and its Affiliates shall not be liable to the Company or any Holder for breach of any fiduciary or other duty by reason of the fact that Sponsor or such Affiliates of Sponsor pursue or acquire such business opportunity, direct such business opportunity to another Person or fail to present such business opportunity to the Company or to any Holders.

Section 13. Miscellaneous Provisions.

13.1 All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

13.2 Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

13.3 This Agreement shall be binding upon the Company, the Sponsor(s), the Holders, any spouses of the Holders, and their respective heirs, executors, administrators and permitted successors and assigns.

13.4 This Agreement may be amended or waived from time to time by an instrument in writing signed by the Company and the Holders having the Required Voting Percentage; provided that any amendment or waiver of this Agreement that adversely and uniquely affects a Holder relative to the other Holders shall require consent of such Holder and provided, further, that this Agreement may be amended by the Company without the consent of any Holder to cure any ambiguity or to cure, correct or supplement any defective provisions contained herein, or to make any other provisions with respect to matters or questions hereunder as the Company may deem necessary or advisable so long as such action does not affect adversely the interest of any Holder.

13.5 This Agreement shall terminate automatically upon: (a) the dissolution of the Company; (b) the occurrence of any event which reduces the number of Holders to zero in accordance with the terms hereof; or (c) the consummation of a Control Disposition, provided, that notwithstanding the foregoing, Sections 4.2, 6.3, 10 and 11 shall survive the termination of this Agreement pursuant to Section 13.5(c), and shall continue to apply until such date as the Sponsor shall hold less than twenty percent (20%) of Common Stock of the Company.

13.6 Any Holder who disposes of all of his, her or its Common Stock in conformity with the terms of this Agreement shall cease to be a party to this Agreement and shall have no further rights and obligations hereunder.

13.7 The spouses of the individual Holders are fully aware of, understand and fully consent and agree to the provisions of this Agreement and its binding effect upon any community property interests or similar marital property interests in the Common Stock they may now or hereafter own, and agree that the termination of their marital relationship with any Holder for any reason shall not have the effect of removing any Common Stock of the Company otherwise subject to this Agreement from the coverage of this Agreement and that their awareness, understanding, consent and agreement are evidenced by their signing this Agreement. Furthermore, unless otherwise determined by the Company, each individual Holder agrees to cause his or her spouse (and any subsequent spouse) to execute and deliver a counterpart of this Agreement, or an Adoption Agreement substantially in the form of Exhibit A or in a form satisfactory to the Company.

13.8 Any Disposition or attempted Disposition in breach of this Agreement shall be void and of no effect; provided, that the Company may determine to treat any attempted Disposition in breach of this Agreement, as an Offer pursuant to Section 2.5. Additionally, Section 4 shall apply to such attempted Disposition; provided, however, that the time periods set forth in that Section shall begin to run as of the date the Company receives evidence satisfactory to it of such attempted Disposition. In connection with any attempted Disposition in breach of this Agreement, the Company may hold and refuse to transfer any Common Stock or any certificate therefor or any Note tendered to it for transfer, in addition to and without prejudice to any and all other rights or remedies which may be available to it or the Holders. Each party to this Agreement acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party to this Agreement shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including posting any bond in order to obtain equitable relief).

13.9 Each individual Holder and his or her spouse, if any, hereby appoints the Company as their agent and attorney-in-fact to make the Offers required and take all actions necessary under Sections 2.1 through 2.5 and Section 6 on their behalf and to execute any required Adoption Agreement on their behalf, and expressly bind themselves to such Offers and to the Company’s execution of any such Adoption Agreement without further action on their part, and all such powers of attorney granted herein are deemed to be coupled with an interest in the Common Stock shall survive the death, disability, bankruptcy or dissolution of such Holder or his or her spouse, if any.

13.10 This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. The failure of any Holder to execute this Agreement does not make it invalid as against any other Holder.

13.11 Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, void or otherwise unenforceable provisions shall be null and void. It is the intent of the parties, however, that any invalid, void or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

13.12 Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby. For the avoidance of doubt, any consent or approval required by the terms of this Agreement may be given by electronic mail, to the extent permitted by law.

13.13 The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall properly (but not exclusively) lie in any federal or state court located in the State of Delaware. By execution and delivery of this Agreement, the parties hereto irrevocably submit to the jurisdiction of such courts for himself and in respect of his property with respect to such action. The parties hereto irrevocably agree that venue would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

13.14 No course of dealing between the Company, or its subsidiaries, and the Holders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

13.15 BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OR ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHT OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

13.16 This Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous agreements among all or some of the parties hereto, whether written, oral or otherwise. Unless otherwise provided herein, any consent required by the Company, a Sponsor or a Holder may be withheld by the Company, such Sponsor or such Holder in its sole discretion.

13.17 No Person not a party to this Agreement, as a third party beneficiary or otherwise, shall be entitled to enforce any rights or remedies under this Agreement.

13.18 If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Common Stock as so changed.

13.19 No director of the Company shall be personally liable to the Company or any Holder as a result of any acts or omissions taken under this Agreement in good faith.

13.20 Except for Dispositions allowed under Section 4.2 or Section 9, if the Company proposes for any reason to register shares of Common Stock under the Securities Act, the Holders shall not engage in, or permit a Disposition of, any shares of Common Stock without the prior written consent of the Company for a period as shall be determined by the managing underwriters, which period cannot last more than one hundred and eighty (180) days after the effective date of such registration statement (the “Underwriters Lock-Up Period”).

13.21 In the event additional shares of Common Stock are issued by the Company to a Holder at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities of the Company exercisable for or exchangeable into shares of Common Stock, such additional shares of Common Stock, as a condition to such issuance, become subject to the terms and provisions of this Agreement.

13.22 Notwithstanding anything to the contrary contained herein, Sponsor may assign its rights or obligations, in whole or in part, under this Agreement to one or more of its Affiliates.

This Agreement is executed by the Company, the Sponsor and by each Holder and spouse of a Holder to be effective as of the date first above written.

COMPANY

TAMINCO ACQUISITION CORPORATION

By:	/s/ Laurent Lenoir
Name: Laurent Lenoir
Title CEO

SPONSOR

APOLLO INVESTMENT FUND VII, L.P.

By:	/s/ Laurie Medley
Name: Laurie Medley
Title Vice President

APOLLO OVERSEAS PARTNERS VII, L.P.

By:	/s/ Laurie Medley
Name: Laurie Medley
Title Vice President

APOLLO OVERSEAS PARTNERS (DELAWARE) VII, L.P.

By:	/s/ Laurie Medley
Name: Laurie Medley
Title Vice President

APOLLO OVERSEAS PARTNERS (DELAWARE 892) VII L.P.

By:	/s/ Laurie Medley
Name: Laurie Medley
Title Vice President

APOLLO INVESTMENT FUND (PB) VII, L.P.

By:	/s/ Laurie Medley
Name: Laurie Medley
Title Vice President

HOLDERS

See Annex II

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption”) is executed pursuant to the terms of the Investor Rights Agreement dated as of the Original Issue Date, a copy of which is attached hereto (the “Investor Rights Agreement”), by the transferee (“Transferee”) executing this Adoption. By the execution of this Adoption, the Transferee agrees as follows:

(1)	Acknowledgement. Transferee acknowledges that Transferee is acquiring certain shares of Common Stock of Taminco Acquisition Corporation, a Delaware corporation (the “Company”), subject to the terms and conditions of the Investor Rights Agreement, among the Company and the Holders party thereto. Capitalized terms used herein without definition are defined in the Investor Rights Agreement and are used herein with the same meanings set forth therein.

(2)	Agreement. Transferee (i) agrees that the shares of Common Stock acquired by Transferee, and certain other shares of Common Stock and other securities that may be acquired by Transferee in the future, shall be bound by and subject to the terms of the Investor Rights Agreement, pursuant to the terms thereof, and (ii) hereby adopts the Investor Rights Agreement with the same force and effect as if he were originally a party thereto.

(3)	Notice. Any notice required as permitted by the Investor Rights Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

(4)	Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption to acknowledge its fairness and that it is in such spouse’s best interest, and to bind such spouse’s community interest, if any, in the shares of Common Stock and other securities referred to above and in the Investor Rights Agreement, to the terms of the Investor Rights Agreement.

Annex I

(i) If to the Company:

Taminco Acquisition Corporation

c/o Apollo Management, L.P.

9 West 57th Street

New York, New York 10019

Attention: Scott M. Kleinman

  Chief Legal Officer

with a copy to:

Latham & Watkins

885 Third Avenue

New York, N.Y. 10022-4802

Attention: Taurie M. Zeitzer, Esq.

  Bradd L. Williamson, Esq.

(ii) If to the Sponsor:

Apollo Investment Fund VII, L.P.

c/o Apollo Management, L.P.

1301 Avenue of the Americas

New York, NY 10019

Attention: Scott Kleinman

with a copy to:

Latham & Watkins

885 Third Avenue

New York, N.Y. 10022-4802

Attention: Taurie M. Zeitzer, Esq.

  Bradd L. Williamson, Esq.

(iii) If to Laurent Lenoir:

[•]

(iv) If to Kurt Decat:

[•]

(v) If to Piet Vanneste:

[•]

(vi) If to Guy Wouters:

[•]

(vii) If to Johan De Saegher:

[•]

(viii) If to Geoff Ingham:

[•]

(ix) If to any additional Holder not listed above, to the address set forth with respect to such Holder in the Company’s records.

* * * * *

Annex II

HOLDERS

/s/ Laurent Lenoir
Laurent Lenoir

/s/ Kurt Decat
Kurt Decat

/s/ Johan de Saegher
Johan de Saegher

/s/ Piet Vanneste
Piet Vanneste

/s/ Guy Wouters
Guy Wouters

/s/ Jean-Michel Denis
Jean-Michel Denis

/s/ Claudio Eleuteri
Claudio Eleuteri

/s/ Sabine Ketsman
Sabine Ketsman

/s/ Marc Philips
Marc Philips

/s/ Guy Van Den Bossche
Guy Van Den Bossche

/s/ Paul Van den Bulcke
Paul Van den Bulcke

/s/ Russ Baxter
Russ Baxter

/s/ Jessica Feather-Bowman
Jessica Feather-Bowman

/s/ David Watson
David Watson

/s/ Franky De Grave
Franky De Grave

/s/ Roose Peter
Roose Peter

/s/ Werner Gurtner
Werner Gurtner

/s/ Gerry Franco
Gerry Franco

/s/ Eddy Colman
Eddy Colman

/s/ Koen Denolf
Koen Denolf

/s/ Tamara Denecker
Tamara Denecker

/s/ Filip Janssens
Filip Janssens

/s/ Dwane Brumfield
Dwane Brumfield

/s/ Mattias De Lille
Mattias De Lille

/s/ Yong Liew Chee
Yong Liew Chee

/s/ Daan Scheldeman
Daan Scheldeman

/s/ Mellard Jonathan
Mellard Jonathan

/s/ Kurt Buyse
Kurt Buyse

/s/ Britto Henrique
Britto Henrique

/s/ Robert Moyens
Robert Moyens

/s/ Piet Van Acker
Piet Van Acker

/s/ Maya German
Maya German

/s/ Thorin Flynt
Thorin Flynt

/s/ Bob Ash
Bob Ash

/s/ Simon Han
Simon Han

/s/ Jo Verberckt
Jo Verberckt

/s/ Justin Schoonover
Justin Schoonover

/s/ Alexis Henricot
Alexis Henricot

/s/ Charles Shaver
Charles Shaver

/s/ Pol Vanderhaeghen
Pol Vanderhaeghen

/s/ Scott Kleinman
Scott Kleinman

/s/ Marv Schlanger
Marv Schlanger

/s/ Samuel Feinstein
Samuel Feinstein

/s/ Justin Stevens
Justin Stevens

/s/ Kenny Cordell
Kenny Cordell